UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“Connecticut Water”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water.

The following press release was issued by Connecticut Water on October 31, 2018.

93 West Main Street, Clinton, CT 06413	NEWS

Connecticut Water Service Enters into Agreement with Connecticut Fund for the Environment to Protect Lands and Water Resources

Agreement Reflects Connecticut Water’s Commitment to Continue to Protect Lands for Open

Space and Passive Recreation for the Benefit of the State of Connecticut and its Residents

Agreement Will Serve the Public Interest and Have Mutually Beneficial Outcomes

for the State and the Companies

CLINTON, Conn., October 31, 2018 – Connecticut Water Service, Inc. (NASDAQ: CTWS) (“Connecticut Water”) today announced that it has reached an agreement with Connecticut Fund for the Environment (“CFE”) to provide additional environmental safeguards that will take effect with the closing of Connecticut Water’s previously announced combination with SJW Group (NYSE: SJW), which is expected in the first quarter of 2019. The agreement includes provisions related to water company lands, potential recreation programs and continued responsible water resource management.

Attorney Curtis Johnson, President, and Katherine Fiedler, Legal Fellow, signed the agreement on behalf of CFE and indicated that CFE would file a brief in the pending docket for the merger of Connecticut Water and SJW Group. The brief would note that CFE “…does not oppose the transaction and that it supports the provisions [in the agreement] that provide for additional safeguards and are in the public interest.” In a prior brief that was filed with PURA in the pending docket on October 26, 2018, CFE noted that, “…these conditions will have mutually beneficial outcomes for the State [of Connecticut] and the Companies and will serve the public interest.” The agreement is also responsive to comments related to water company lands filed by members of the public in the pending docket.

Maureen Westbrook, Vice President of Customer & Regulatory Affairs of Connecticut Water, noted, “This agreement is consistent with Connecticut Water’s history of working collaboratively with environmental advocates on matters of common interest and our record of environmental stewardship. It reflects our commitment to protecting lands for open space for the benefit of the State of Connecticut and its residents, above and beyond any statutory requirements. Further, it demonstrates our understanding of the importance of water resources in the state and our role as a water utility company in protecting those valuable resources.”

Eric Thornburg, Chairman, President and CEO of SJW Group, said, “SJW shares the strong environmental ethic of our colleagues at Connecticut Water, and we support the agreement with CFE as a way to reassure environmental advocates of our willingness to collaborate on matters of shared interest. We look forward to working together to advance the goals of protecting valuable water company lands and water resources in Connecticut.”

Connecticut Water, through its regulated water utility subsidiaries, owns over 6,500 acres of land in Connecticut and 2,200 acres in Maine, most of which are and will continue to be managed for the protection of drinking water supply sources. Since 2008, Connecticut Water has worked with local communities to transfer or apply permanent conservation easements as protected open space to 1,037 acres of land in Connecticut and 1,153 acres in Maine. Connecticut Water has no plans to sell any of its lands, but collaborated with CFE to develop the agreement to provide assurances necessary to give stakeholders full confidence that Connecticut Water’s approach to land management will continue under the ownership of SJW Group. Special considerations were given to 480 acres of the land owned by Connecticut Water that are either held for potential future water supply use or defined by the Connecticut Public Health Regulations to be Class III lands because they do not contribute to the water quality of the public drinking water supply sources.

Key provisions of the agreement are that Connecticut Water will:

•

Honor the current statutory requirements for notice and prioritization for future land dispositions even if the current law changes and such notification are no longer required. This will give the State of Connecticut, municipalities, other water companies and state and local land conservation organizations the opportunity to acquire the lands;

•

Establish a process to determine if the State, municipalities, other water companies or state or local land conservation organizations have interest in acquiring any of the 21 properties that have been identified as no longer needed for public water supply purposes. If there is an interested party, Connecticut Water has agreed to additional steps to allow these entities the opportunity to acquire the property.

•

Evaluate the potential to establish additional passive recreational opportunities on water company land while providing for the protection of the public water supply sources. This would be in addition to the recreational program that has been permitted at the Shenipsit Lake Reservoir for the past 25 years and trail programs on select company owned lands.

•	Commit to continue responsible water resource management programs and agree not to use Connecticut water sources or supplies for the out-of-state sister companies of SJW Group in California or Texas.

These environmental commitments add to the significant benefits already identified for Connecticut Water’s customers, employees and communities as a result of CTWS’s combination with SJW Group. The new organization will maintain the longstanding commitments of Connecticut Water and SJW Group to outstanding customer service, which will be enhanced by sharing of best practices, operational expertise and more extensive resources. There will be no change in customer rates and no employee layoffs or job cuts as a result of the transaction. Connecticut Water’s customers will continue to be supported locally by the existing team of passionate, dedicated employees; the New England headquarters will remain in Connecticut with the existing Connecticut Water leadership

(more)

team; investment in infrastructure will remain at the current pace; there will be continued support for water conservation initiatives; and the combined company will maintain participation and financial support for community organizations and events. Additional information on the combination is available at www.sjw-ctws.com.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

(more)

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water will also be able to obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985.

Participants in Solicitation

SJW Group and its directors and executive officers, and Connecticut Water and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.

News media contact:

Daniel J. Meaney, APR

Director of Corporate Communications

Connecticut Water Service, Inc.

93 West Main Street, Clinton, CT 06413-1600

(860) 664-6016